Schedule A

List of Entities Covered by the Global Custody and Fund Accounting Agreement

As amended February 15, 2007

JPMorgan Trust I

JPMorgan SmartRetirement Income Fund
JPMorgan SmartRetirement 2010 Fund
JPMorgan SmartRetirement 2015 Fund
JPMorgan SmartRetirement 2020 Fund
JPMorgan SmartRetirement 2025 Fund (effective upon the effectiveness of the Fund’s registration statement)
JPMorgan SmartRetirement 2030 Fund
JPMorgan SmartRetirement 2035 Fund (effective upon the effectiveness of the Fund’s registration statement)
JPMorgan SmartRetirement 2040 Fund
JPMorgan SmartRetirement 2045 Fund (effective upon the effectiveness of the Fund’s registration statement)
JPMorgan SmartRetirement 2050 Fund (effective upon the effectiveness of the Fund’s registration statement)

* * * * * * *

JPMorgan Trust I On behalf of itself and each of the applicable Funds

By:	/s/ Robert L. Young
Name:	Robert L. Young
Title:	Senior Vice President

JPMorgan Chase Bank, N.A.

By:	/s/ Russell E. Warren
Name:	Russell E. Warren
Title:	Senior Vice President